Exhibit 23.1






INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Alexander & Alexander Services Inc. on Form S-8 of our report dated February 14, 1996, incorporated by reference in the Annual Report on Form 10-K of Alexander & Alexander Services Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
Baltimore, Maryland
May 16, 1996